Exhibit 99.(d)(xiv)

CONTRIBUTION AND SUBSCRIPTION AGREEMENT

This CONTRIBUTION AND SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of June 22, 2026 is entered into by and between the undersigned Rollover Holder (the “Rollover Holder”) and Jupiter Topco LLC, a Jersey limited liability company (the “Company”).

RECITALS

WHEREAS, pursuant to the terms set forth in that certain Agreement and Plan of Merger, dated as of December 21, 2025, as amended on March 24, 2026 (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), by and among Jupiter Company Limited, a private limited company organized under the laws of Jersey (“Parent”), Jupiter Merger Sub Limited, a private limited company organized under the laws of Jersey (“Equity Merger Sub”) and Janus Henderson Group plc, a public limited company organized under the laws of Jersey (“Janus Henderson”), at the closing of the Merger (the “Merger Closing”), Equity Merger Sub will merge with and into Janus Henderson, with Janus Henderson surviving as a wholly owned subsidiary of Parent (the “Merger”);

WHEREAS, immediately after the Merger Closing, the Company will indirectly own all of the issued and outstanding ordinary shares of Janus Henderson;

WHEREAS, subject to the terms and conditions of this Agreement, on the date of the Merger Closing but prior to the Merger Closing, the Rollover Holder desires to contribute, transfer and assign the number of ordinary shares of Janus Henderson set forth on the Rollover Holder’s signature page hereto (the “Contributed Shares”) to the Company (the “Rollover Contribution”), solely in exchange for the issuance by the Company to the Rollover Holder of a number of Class A-3 Ordinary Interests of the Company equal to the quotient obtained by dividing (i) the product of the number of Contributed Shares and $52.00 by (ii) $10.00 (the “Rollover Interests”) and the Company desires to, simultaneously with the Rollover Contribution, accept the Contributed Shares and, in exchange therefor, issue the Rollover Interests to the Rollover Holder (the “Rollover”); and

WHEREAS, at the closing of the Rollover (the “Rollover Closing”), the Rollover Holder shall become party to the Amended and Restated Limited Liability Company Agreement of the Company, which will be amended and restated in substantially the form attached hereto as Exhibit A, subject to changes that shall not be adverse to the Rollover Holder and would not require consent pursuant to Section 16.11(d) thereof if such changes were implemented following the Rollover Closing (the “LLCA”), relating to the Rollover Interests to be received by the Rollover Holder pursuant to this Agreement.

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Contribution and Exchange

1.1           Contribution and Exchange. On the terms and conditions set forth herein (automatically and without further action by any Person, but subject to Section 4.14):

(a)        effective as of the date of the Merger Closing but prior to the Merger Closing, the Rollover Holder hereby contributes, transfers and assigns to the Company the Contributed Shares, free and clear of any and all encumbrances, except as may exist by reason of applicable securities laws; and

(b)       effective simultaneously with the Rollover Contribution, the Company hereby issues to the Rollover Holder in exchange for the contribution, assignment, transfer, conveyance and delivery by the Rollover Holder to the Company of the Contributed Shares, as described in Section 1.1(a), the Rollover Interests, free and clear of any and all encumbrances, except as may exist by reason of this Agreement, the LLCA and applicable securities laws.

1.2           Limited Liability Company Agreement. The Rollover Holder acknowledges and agrees that the Rollover Interests issued to the Rollover Holder hereunder shall be governed by the rights, restrictions, conditions and obligations set forth in the LLCA without the requirement that any party hereto take any additional action, provided, that the Rollover Holder shall execute a joinder to the LLCA, in the form attached hereto as Exhibit B (the “Joinder”), concurrently with the Rollover Holder’s execution of this Agreement, with such joinder effective from the Rollover Closing.

ARTICLE II

Representations and Warranties

2.1           Representations and Warranties of the Company. The Company hereby represents and warrants to the Rollover Holder as follows:

(a)       Authority; Binding Effect. The Company is a limited liability company duly formed, validly existing and in good standing under the laws of Jersey. The Company has all requisite power and authority to execute and deliver this Agreement and any other agreements or instruments executed by it in connection herewith and to consummate the transactions contemplated herein or therein. The Company has duly executed and delivered this Agreement and the other agreements or instruments executed in connection herewith, and this Agreement and such other agreements and instruments are valid and binding obligations of such party enforceable in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(b)       No Violation. Except for waivers or consents that have been, or as of the Rollover Closing will have been, obtained, neither the execution and delivery of this Agreement or any other agreement or instrument in connection herewith by the Company, nor the issuance of the Rollover Interests contemplated herein, will conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under (i) the organizational documents of the Company, (ii) any law, order, writ, injunction, decree or agreement applicable to the Company or by which any property or asset of such party is bound or affected or (iii) any material agreement, lease or other instrument or obligation to which the Company is a party.

(c)       Issuance of the Rollover Interests. The Rollover Interests, when issued and upon the contribution by the Rollover Holder of the Contributed Shares to the Company pursuant to the Rollover, will be duly authorized, validly issued, fully paid and non-assessable, and free and clear of all encumbrances, preemptive rights, rights of first refusal, subscription and similar rights, except as set forth in the LLCA and under applicable securities laws.

2.2           Representations and Warranties of the Rollover Holder. The Rollover Holder hereby represents and warrants to the Company as follows:

(a)       Authority; Binding Effect. The Rollover Holder has all requisite capacity, power and authority to execute and deliver this Agreement and any other agreements or instruments executed by it in connection herewith and to consummate the transactions contemplated herein or therein. The Rollover Holder has duly executed and delivered this Agreement and the other agreements or instruments executed in connection herewith, and this Agreement and such other agreements or instruments are valid and binding obligations of the Rollover Holder enforceable in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(b)       No Violation. Neither the execution and delivery of this Agreement or any other agreement or instrument in connection herewith by the Rollover Holder, nor the contribution of the Contributed Shares or acquisition of the Rollover Interests hereunder, will (i) violate, conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material agreement, lease or other instrument or material obligation to which the Rollover Holder is a party or by which any of the Rollover Holder’s assets (including the Contributed Shares and Rollover Interests) are bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained and are in full force and effect, or (ii) violate any law, regulation, order, writ, injunction or decree applicable to the Rollover Holder or any of the Rollover Holder’s assets (including the Contributed Shares and Rollover Interests).

(c)       Ownership of Contributed Shares. The Rollover Holder is, as of the date hereof, the beneficial owner of the Contributed Shares, and will be, as of the Rollover Closing, the record owner of the Contributed Shares, in each case, free and clear of all encumbrances (other than transfer restrictions arising under applicable securities laws). At the Rollover Closing, the Company will acquire good and valid title to the Contributed Shares free and clear of all encumbrances (other than transfer restrictions arising under applicable securities laws). The Rollover Holder acknowledges that, in exchange for the contribution of the Contributed Shares to the Company, it is entitled to receive only the Rollover Interests, subject to the terms and conditions described herein and the LLCA.

(d)       Investment Intent; No Broker. The Rollover Holder is acquiring the Rollover Interests for the Rollover Holder’s own account, for investment and not on behalf of any other person or with a view to the sale or distribution thereof, nor with any present intention of distributing or selling the same. Except as may be set forth in the LLCA, the Rollover Holder has no binding obligation to dispose of any Rollover Interests after the Rollover Closing. The Rollover Holder has not retained any finder, broker, agent, financial advisor, Purchaser Representative (as defined in Rule 501(h) of Regulation D of the U.S. Securities Act of 1933, as amended (the “Securities Act”)) or other intermediary in connection with the transactions contemplated by this Agreement.

(e)       Eligibility. The Rollover Holder acknowledges and agrees that (i) the Rollover Interests are being sold in a transaction not involving any public offering in the United States within the meaning of the Securities Act and in connection with and as a part of the compensation and incentive arrangements between the Company and the Rollover Holder, (ii) the Rollover Holder is an “accredited investor” within the meaning of Rule 501(a) under Regulation D of the Securities Act, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Rollover Interests, (iii) the Rollover Holder is capable of bearing the economic risks of such investment and is able to bear the complete loss of the Rollover Holder’s investment in the Company, (iv) the execution and delivery of this Agreement and the issuance of the Rollover Interests hereunder are intended to qualify as an exempt offering under Section 4(a)(2) of the Securities Act and/or other applicable exemptions from registration and the Rollover Interests will therefore not be registered under the Securities Act, and (v) except as may be set forth in the LLCA, the Company is not under any obligation to file any registration statement with the United States Securities and Exchange Commission in order to permit transfers of the Rollover Interests.

(f)       No Registration; Transfer Restrictions. The Rollover Holder acknowledges that (i) the Rollover Interests have not been registered under the Securities Act or any securities or “blue sky” laws of any state, (ii) the offer and sale of the Rollover Interests are being made in reliance on one or more exemptions for private offerings under the Securities Act and applicable securities laws which exemption may depend upon, among other things, the bona fide nature of the Rollover Holder’s investment intent and representations as expressed herein, (iii) there is not now and there may never be any public market for the Rollover Interests and (iv) Rule 144 promulgated under the Securities Act is not presently available with respect to the sale of any Rollover Interests. The Rollover Holder understands that no federal or state agency has passed upon this investment or the Company, nor has any such agency made any finding or determination of fairness of this investment. The Rollover Holder understands that except as set forth in the LLCA, none of the Rollover Interests may be offered, sold, transferred, pledged, hypothecated or otherwise assigned unless the Rollover Interests are registered under the Securities Act or an exemption from such registration is available, in each case in accordance with any applicable securities or “blue sky” laws of any state. Except as may be set forth in the LLCA, the Rollover Holder is aware that the Company is under no obligation to effect any such registration with respect to the Rollover Interests. The Rollover Holder acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Rollover Interests, and on requirements related to the Company which are outside the Rollover Holder’s control, and which the Company is under no obligation and may not be able to satisfy. The Rollover Holder further acknowledges that the Rollover Interests acquired hereunder shall be subject to the terms of the LLCA and as a result thereof, the Rollover Interests will be subject to transfer restrictions and other conditions set forth therein.

(g)       Receipt of Information. The Rollover Holder is not subscribing for the Rollover Interests as a result of or subsequent to any advertisement, article, notice or other communication published in any newspapers, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person or entity not previously known to the Rollover Holder in connection with investments in securities generally. The Rollover Holder has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Rollover Interests and has had access to such other information concerning the Company and its subsidiaries as it has requested. The Rollover Holder’s knowledge and experience in financial and business matters is such that it is capable of evaluating the merits and risk of the investment in the Rollover Interests. The Rollover Holder has carefully reviewed the terms and provisions of this Agreement and the LLCA and has evaluated the restrictions and obligations contained herein and therein. In furtherance of the foregoing, the Rollover Holder represents and warrants that (i) no representation or warranty, express or implied, whether written or oral, as to the financial condition, results of operations, prospects, properties or business of the Company or any of its affiliates or as to the desirability or value of an investment in the Company has been made to the Rollover Holder by or on behalf of the Company or any of its affiliates and (ii) the Rollover Holder has relied upon his or its own independent appraisal and investigation, and the advice of the Rollover Holder’s own counsel, tax advisors and other advisors, regarding the risks of an investment in the Company.

(h)       Residence; Other KYC Information. The Rollover Holder’s (i) principal address and (ii) date and location of birth is set forth below the Rollover Holder’s name on the signature page hereto. The Rollover Holder duly executed and returned a copy of the self certification form to Janus Henderson, substantially in the form attached hereto as Exhibit D.

(i)       OFAC. The Rollover Holder understands that federal regulations and executive orders administered by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The Rollover Holder represents and warrants that (i) the Rollover Holder is not a person named on an OFAC list nor a person with whom dealings are prohibited under any OFAC regulation and (ii) no capital contribution to the Company by the Rollover Holder will be derived from any illegal or illegitimate activities.

(j)       Access to Counsel; Tax and Other Advice. The Rollover Holder acknowledges that (i) neither Debevoise & Plimpton LLP, Kirkland & Ellis LLP, nor Skadden, Arps, Slate, Meagher & Flom LLP is acting as counsel to the Rollover Holder in connection with the negotiation and execution of this Agreement and the LLCA, and (ii) the Rollover Holder has been advised by counsel satisfactory to the Rollover Holder with respect to this Agreement and the transactions contemplated hereby. The Rollover Holder has had the opportunity to consult with his own tax and other advisors with respect to the consequences to the Rollover Holder of the acquisition and ownership of the Rollover Interests, including the tax consequences under federal, state, local and other income tax laws of the United States or any other country and the possible effects of changes in such tax laws. The Rollover Holder acknowledges that none of the Company, its subsidiaries, affiliates, successors, beneficiaries, heirs and assigns and its and their past and present members, partners, directors, officers, employees, and agents (including, without limitation, their attorneys) makes or has made any representations or warranties to the Rollover Holder regarding the consequences to the Rollover Holder of the acquisition or ownership of the Rollover Interests or the consequences of the transactions contemplated by this Agreement or the LLCA, as applicable, including the tax consequences under federal, state, local and other tax laws of the United States or any other country and the possible effects of changes in such tax laws.

(k)       No Representations and Warranties. The Rollover Holder acknowledges that (i) the only representations and warranties made by or on behalf of the Company are the representations and warranties expressly set forth in Section 2.1 and in the LLCA and (ii) except for the representations and warranties expressly set forth in Section 2.1 or the LLCA, neither the Company nor any other Person has made or been authorized to make, and the Rollover Holder has not relied upon, any other express or implied representations or warranties or any other information in connection with the transactions contemplated by this Agreement.

ARTICLE III

Deliveries at the ROLLOVER CLOSING

3.1           Deliveries by the Company at the Rollover Closing. At the Rollover Closing, the Company shall deliver to the Rollover Holder a counterpart signature page to the Joinder, duly executed by an authorized signatory of the Company.

3.2           Deliveries by the Rollover Holder at the Rollover Closing. At or prior to the Rollover Closing, the Rollover Holder shall deliver to the Company:

(a)	a duly executed Internal Revenue Service Form W-9 from the Rollover Holder; and

(b)	to the extent the Rollover Holder resides in a community property state, a duly executed and completed copy of the spousal consent, substantially in the form attached hereto as Exhibit C.

3.3            DWAC Cooperation. The Rollover Holder shall take all actions, and execute and deliver all documents, reasonably requested by the Company, Janus Henderson, Computershare or any holder of record that is a broker, dealer, commercial bank, trust company or other nominee (a “DTC Participant”) to effectuate the transfer of Contributed Shares to Computershare via a Deposit/Withdrawal At Custodian (“DWAC”) instruction (the “DWAC Transfer”) prior to the Rollover Closing. Without limiting the generality of the foregoing, the Rollover Holder shall (i) maintain the Contributed Shares in book-entry form through a DTC Participant eligible to effect DWAC transfers, (ii) cause such DTC Participant to initiate, accept and settle DWAC instructions, as applicable, in connection with the DWAC Transfer, and (iii) provide all information and confirmations reasonably necessary to complete such transfer.

ARTICLE IV

Miscellaneous

4.1           Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (i) personally delivered, (ii) one (1) day after deposit with Federal Express or similar nationally reputable overnight courier service, (iii) upon transmission by email if a customary confirmation of transmission is received during normal business hours and, if not, the next Business Day after transmission (if no failure message is generated) or (iv) three (3) days after being mailed by first class mail, return receipt requested. Notices, demands and communications to any party hereto shall, unless another address is specified in writing, be sent to the addresses indicated below:

if to the Company, to:

c/o Trian Fund Management, L.P.
280 Park Avenue, 41st Floor
New York, New York 10017
Attn: Brian L. Schorr
Daniel R. Marx
E-mail: ***
***

with copies (which shall not constitute notice) to:

Debevoise & Plimpton LLP
66 Hudson Boulevard
New York, New York 10001
Attn:	William D. Regner
Kevin Schmidt
Emily F. Huang
Email:	wdregner@debevoise.com
kmschmidt@debevoise.com
efhuang@debevoise.com

and

c/o General Catalyst Group Management, LLC
20 University Road, Fourth Floor
Cambridge, Massachusetts 02138
Attn: Christopher McCain
E-mail: ***

and

Kirkland & Ellis LLP
200 Clarendon Street, 46th Floor
Boston, Massachusetts 02116

Attn:	Christian A. Atwood, P.C.
Marshall P. Shaffer, P.C.
E-mail:	christian.atwood@kirkland.com
marshall.shaffer@kirkland.com

If to the Rollover Holder, to the address set forth below the Rollover Holder’s name on the signature pages to this Agreement.

4.2           Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any party without the prior written consent of the other party, provided that the Company may assign its rights and obligations hereunder to any entity which is the surviving entity in a merger, consolidation or like event involving the Company. No such assignment shall relieve an assignor of its obligations hereunder.

4.3           Severability. If any term or other provision of this Agreement is or becomes invalid, illegal or incapable of being enforced in any respect by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to the party against which enforcement is being sought. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

4.4           Remedies. Each of the parties hereto agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that the parties hereto would be irreparably harmed if any of the provisions of the Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in addition to any other remedy to which a non-breaching party may be entitled at law, a non-breaching party shall be entitled to injunctive relief without the posting of any bond or other security to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof. Each party hereto further waives any defense that a remedy at law would be adequate in any action, suit, or proceeding for specific performance or injunctive relief hereunder.

4.5           Survival of Representations and Warranties. All of the representations and warranties of the parties contained in this Agreement shall survive the Rollover Closing.

4.6           Amendment and Waiver; Third Party Beneficiary Rights. This Agreement may not be modified, amended, supplemented, canceled, or discharged, except by written instrument executed by the parties hereto; provided, that this Agreement may be amended by the Company without the Rollover Holder’s consent to the extent such amendment, modification or supplement is not adverse to the Rollover Holder. No failure to exercise, and no delay in exercising, any right, power, or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude the exercise of any other right, power, or privilege. Any waiver must be in writing and signed by or on behalf of the party providing such waiver. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties hereto. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. Except as set forth in Section 4.7, nothing express or implied in this Agreement is intended or shall be construed to confer upon or give any person other than the parties and their respective successors and permitted assigns any right, benefit or remedy under or by reason of this Agreement.

4.7           Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought against, the entities or persons that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement, no past, present or future director, manager, officer, employee, incorporator, member, partner, stockholder, subsidiary, affiliate, agent, attorney or representative of any party hereto (each a “Non-Recourse Party”) shall have any liability (whether in contract, tort or otherwise) for any obligations or liabilities of any party hereto under this Agreement or any agreement entered into in connection herewith or for any claim based on, arising out of, in respect of, or by reason of, the transactions contemplated hereby and thereby. Each Non-Recourse Party shall be a third party beneficiary and shall be entitled to enforce this Section 4.7.

4.8           Entire Agreement; Other Matters. This Agreement, the LLCA and the agreements, documents, instruments, certificates and the other writings referred to herein or therein or delivered pursuant hereto or thereto contain the entire understanding of the parties hereto in respect of their subject matter and supersede all prior agreements and understandings (verbal or written) between the parties hereto with respect to such subject matter.

4.9           Further Assurances. From time to time, as and when requested by the Company, the Rollover Holder will execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

4.10         Governing Law; Forum Selection; Consent to Jurisdiction; Waiver of Jury Trial.

(a)        This Agreement shall be governed by and construed in accordance with the laws of Jersey applicable to contracts made and to be performed within Jersey, without giving effect to conflicts of law rules that would require or permit the application of the laws of another jurisdiction.

(b)       Any suit, action or proceeding against any party hereto arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof shall be resolved in accordance with Section 16.6 of the LLCA, which requires resolution via arbitration and is incorporated by reference herein, mutatis mutandis.

(c)       Each party hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (a) certifies and acknowledges that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, and (b) acknowledges that it understands and has considered the implications of this waiver and makes this waiver voluntarily, and that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 4.10.

4.11      Interpretation; Construction.

(a)       The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The terms “parties” and a “party” refer to the parties hereto.

(b)       The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

4.12         Counterparts. This Agreement may be executed in any number of counterparts (including by means of electronically transmitted portable document format (pdf) signature pages), each of which shall be an original but all of which together shall constitute one and the same instrument.

4.13         Intended Tax Treatment. Each of the parties hereto intends for U.S. federal income tax purposes (and for purposes of corresponding provisions of state and local tax law) to treat the Rollover Contribution as a transaction described under Section 721(a) of the Code, and, other than as required by a change in applicable law or official interpretations thereof, or by a final “determination” within the meaning of Section 1313(a) of the Code, each of the parties hereto shall prepare all applicable tax filings in a manner consistent with such treatment.

4.14         Termination. This Agreement shall terminate automatically and shall be of no further force and effect in the event the Merger Agreement is validly terminated in accordance with its terms.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Company:

JUPITER TOPCO LLC

By:
Name:
Title:

[Signature Page to Contribution and Subscription Agreement]

THE ROLLOVER HOLDER:

[NAME]

By:

# of Contributed Shares:
_______________

Address:
____________________________________

____________________________________

Email:
____________________________________

Date of Birth:
____________________________________